UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2006
AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrant specified in its charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 3700, San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (415) 788-5300

N/A
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
Shareholder Approval of 2006 Stock Incentive Plan
     On June 28, 2006, the shareholders of American Shared Hospital Services (the “Company”) approved the implementation of the Company’s 2006 Stock Incentive Plan (the “2006 Plan) under which 750,000 shares of the Company’s common stock have been reserved for issuance. The principal features of the 2006 Plan are summarized under the caption “Proposal 2 — Approval of 2006 Stock Incentive Plan” in the Company’s definitive proxy statement for such meeting filed with the Securities and Exchange Commission (the “SEC’) on April 28, 2006 (the “2006 Proxy Statement”), and such summary is incorporated herein by reference. The incorporated summary of the 2006 Plan does not purport to be a complete description of the plan and is qualified in its entirety by reference to the plan document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Shareholder Approval of the Long-Term Incentive Compensation Plan
     On June 28, 2006, the shareholders of the Company approved the implementation of the Company’s Long-Term Plan Incentive Plan (the “Long-Term Plan”), which provides the Company’s executive officers and other key employees with the opportunity to earn additional incentive compensation contingent upon the Company’s attainment of pre-established performance objectives and to defer any compensation so earned until a specified date or termination of employment. The principal features of the Long-Term Plan are summarized under the caption “Proposal 3 — Approval of the Long-Term Incentive Compensation Plan” in the 2006 Proxy Statement, and such summary is incorporated herein by reference. The incorporated summary of the Long-Term Plan does not purport to be a complete description of the plan and is qualified in its entirety by reference to the plan document, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.
Item 9.01.     Financial Statements and Exhibits.
     (c)     Exhibits.     The following documents are filed as exhibits to this report:
10.1     2006 Stock Incentive Plan
10.2     Long-Term Incentive Compensation Plan
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SHARED HOSPITAL SERVICES
Date: July 6, 2006	By:	/s/ Ernest A. Bates, M.D.
		Name:	Ernest A. Bates, M.D.
		Title:	Chairman and CEO

EXHIBIT INDEX

Exhibit
Number	Document Description

10.1	2006 Stock Incentive Plan
10.2	Long-Term Incentive Compensation Plan